EXHIBIT 99.1

Restaurant Brands International Inc. Announces
Receipt of Exchange Notice, Intent to Use Common Shares to Satisfy Exchange
and
Commencement of Secondary Offering of Common Shares

TORONTO, ON, August 12, 2024 /CNW/ - Restaurant Brands International Inc. (“RBI” or the “Company”) (TSX/NYSE: QSR) announced today that Restaurant Brands International Limited Partnership (“RBI LP”) had received an exchange notice from HL1 17 LP (the “Selling Shareholder”), an affiliate of 3G Capital Partners Ltd. (“3G Capital”), to exchange 6,528,013 Class B exchangeable limited partnership units of RBI LP (the “Exchangeable Units”). RBI LP intends to satisfy this notice with the delivery of an equal number of common shares of RBI (the “Exchange”). Consequently, the aggregate number of Exchangeable Units and RBI common shares will not change as a result of the transactions.

As previously disclosed, in connection with the merger of Burger King and Tim Hortons to create RBI, all Burger King stockholders had the option to convert their shares into RBI common shares or Exchangeable Units, which receive the same dividends and vote together with RBI common shares. Beginning in December 2015, holders of Exchangeable Units have had the right to exchange their units one-for-one into an equal number of RBI common shares or cash (at RBI LP’s election). When RBI LP elects to satisfy the Exchangeable Units by delivering RBI common shares, the Exchangeable Units are deemed repurchased by RBI LP for cancellation and an equal number of RBI common shares are delivered on behalf of RBI LP in consideration for such cancellation.

RBI also announced that the Selling Shareholder has commenced an underwritten registered public offering of up to 6,528,013 common shares. The Selling Shareholder expects to enter into a forward sale agreement with BofA Securities (the “forward counterparty”) with respect to up to 6,528,013 common shares. In connection with the forward sale agreement, the forward counterparty or its affiliates are expected to borrow and sell through the underwriter 3,528,013 common shares in the offering, and in addition to sell through the underwriter up to 3,000,000 common shares in the offering to the extent a current investor that has indicated an interest in purchasing such shares completes such purchase. The Selling Shareholder is expected to physically settle the forward sale agreement by delivering to the forward counterparty the number of common shares sold in the registered public offering. Upon settlement of the forward sale agreement, the Selling Shareholder will receive, in cash, the public offering price of the aggregate number of RBI common shares sold in the offering, less underwriting discounts and commissions, subject to certain adjustments as provided in the forward sale agreement. The settlement of the forward sale agreement and the Exchange is expected to occur on or before August 30, 2024.

RBI will not sell any common shares in the offering and will not receive any proceeds from the sale of the common shares.

BofA Securities will serve as sole book-running manager in the offering.

The offering is being made pursuant to an effective shelf registration statement (containing a prospectus) filed with the U.S. Securities & Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte NC 28255-001, Attention: Prospectus Department, or by e-mail at dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. Neither the preliminary prospectus supplement nor the accompanying prospectus relating to the offering constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered thereunder in Canada.

Contacts

Investors: investor@rbi.com

Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s expectations regarding the exchange of the Exchangeable Units for common shares of the Company. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.